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                                                                Exhibit 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and "Selected Financial Data" and to the use of our report dated February 29, 1996 except for the first paragraph of Note 2, as to which the date is August 26, 1996 with respect to the consolidated financial statements of REMEC, Inc. in the Registration Statement (Form S-1) and related Prospectus of REMEC, Inc. for the registration of 2,587,500 shares of its common stock.

Our audits also included the financial statement schedule of REMEC, Inc. listed in Item 16(b). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



San Diego, California
December 20, 1996